UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers,

including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New President and Chief Operating Officer.

On January 12, 2010, Selectica, Inc. (the “Company”) promoted Jason Stern, 39, to President and Chief Operating Officer effective immediately. From June 10, 2009, Mr. Stern served as the Company’s Senior Vice President of Operations of the Contract Management Solutions. From March 2008 to June 2009, Mr. Stern served as the Company’s Vice President of Products and Business Development for Contract Management Solutions and from January 2007 to March 2008 was Vice President of Solutions. Prior to joining the Company in November of 2006, Mr. Stern was the Vice President of Product Management for I-many, Inc. from April 2003 to November 2006. From September 1999 to June 2002, Mr. Stern was employed by Oracle Corporation, an enterprise software company, managing products for CRM, Call Center, and Finance. Mr. Stern has a B.A. from UCLA and an M.B.A. from the University of Southern California.

Compensation Arrangements with Mr. Stern.

In connection with his promotion, Mr. Stern’s annual base salary was increased from $200,000 to $225,000, effective January 1, 2010. Mr. Stern was also granted a cash incentive bonus of $10,000 for the fourth quarter of the Company’s 2010 fiscal year, based on the achievement of certain revenue and cash flow goals for such quarter, and an incentive bonus of $60,000 for the Company’s 2011 fiscal year, based on the achievement of certain revenue and cash flow targets for such year. In addition, Mr. Stern will be granted (i) 50,000 restricted stock units vesting over four years, with a one-year minimum service requirement, (ii) 75,000 restricted stock units vesting based upon performance criteria established by the Board and (iii) an option to purchase 150,000 shares of the Company’s common stock vesting based upon performance criteria established by the Board. These equity awards will fully vest if the Company is subject to a change in control before Mr. Stern’s service terminates.

Compensation Arrangements with the Chief Financial Officer.

On January 12, 2010, Todd A. Spartz, the Company’s Chief Financial Officer, was granted a cash incentive bonus of $10,000 for the fourth quarter of the Company’s 2010 fiscal year and a cash incentive bonus of $60,000 for the Company’s 2011 fiscal year. The terms and conditions of these bonus arrangements are identical to the bonus arrangements described above for Mr. Stern.

Press Release.

On January 14, 2010, the Company issued a press release announcing the Mr. Spartz’s appointment. A copy of the press release is attached as Exhibit 99.1.

Item 8.01.	Other Events.

On January 12, 2010, the Board of Directors of the Company appointed Alan Howe, an existing independent director of the Company, as Co-Chairman of the Board along with Jamie Arnold.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated January 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: January 19, 2010	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer